News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Third Quarter 2024 Financial Results
Reaffirms Full Year 2024 Earnings Guidance

Long Beach, Calif, October 23, 2024 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported third quarter 2024 GAAP earnings per diluted share of $5.65 and adjusted earnings per diluted share of $6.01. Financial results are summarized below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

(In millions, except per-share results)
Premium Revenue	$9,694	$8,240	$28,644	$24,167
Total Revenue	$10,340	$8,548	$30,151	$25,024

GAAP:
Net Income	$326	$245	$928	$875
EPS – Diluted	$5.65	$4.21	$15.97	$15.08
Medical Care Ratio (MCR)	89.2%	88.7%	88.8%	87.8%
G&A Ratio	6.5%	7.1%	6.9%	7.3%
After-tax Margin	3.2%	2.9%	3.1%	3.5%

Adjusted:
Net Income	$347	$294	$1,022	$958
EPS – Diluted	$6.01	$5.05	$17.59	$16.50
G&A Ratio	6.4%	7.1%	6.8%	7.2%
After-tax Margin	3.4%	3.4%	3.4%	3.8%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of September 30, 2024, the Company served approximately 5.6 million members, an increase of 8% compared to September 30, 2023.
•Premium revenue was approximately $9.7 billion for the third quarter of 2024, an increase of 18% year over year.
•GAAP net income was $5.65 per diluted share for the third quarter of 2024, an increase of 34% year over year.
•Adjusted net income was $6.01 per diluted share for the third quarter of 2024, an increase of 19% year over year.
•The Company reaffirmed its full year 2024 guidance with expected premium revenue of approximately $38 billion and adjusted earnings of at least $23.50 per diluted share.

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
“We are pleased with our performance in the quarter and, in a challenging environment, continued to execute on the fundamentals of the business,” said Joseph Zubretsky, President and Chief Executive Officer. “Our results reflect continued operating discipline despite the unprecedented short-term dynamics caused by redeterminations. We believe all of our businesses are well positioned for sustainable profitable growth.”

Premium Revenue
Premium revenue was approximately $9.7 billion for the third quarter of 2024, an increase of 18% year over year. The higher premium revenue reflects new contract wins, acquisitions, and growth in our current footprint, partially offset by the impact of Medicaid redeterminations.

Net Income
GAAP net income for the third quarter of 2024 was $5.65 per diluted share, an increase of 34% year over year. Adjusted net income for the third quarter of 2024 was $6.01 per diluted share, an increase of 19% year over year.

Medical Care Ratio (MCR)
•The consolidated MCR for the third quarter of 2024 was 89.2% and reflects continued focus on managing medical costs.
•The Medicaid MCR for the third quarter of 2024 was 90.5%. Within that result, approximately 50 basis points were due to a premium rate reduction retroactive to the beginning of 2024, and approximately 20 basis points were due to Medicaid “new store” plans, which are continuing to improve in line with the Company’s expectations. Excluding the retroactive premium adjustment and new stores, the Medicaid MCR was approximately 89.8%, which is higher than the Company’s long-term expectations, primarily due to redetermination-related acuity shifts and higher utilization for long-term services and supports, pharmacy, and behavioral health services.
•The Medicare MCR for the third quarter of 2024 was 89.6%, which primarily reflects higher-than-expected utilization, partially offset by benefit adjustments implemented for 2024.
•The Marketplace MCR for the third quarter of 2024 was 73.0%, better than the Company’s expectations, reflecting strong operating performance.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the third quarter of 2024 were 6.5% and 6.4%, respectively, reflecting disciplined cost management, one-time credits related to certain vendor contracts, and operating leverage.

Balance Sheet
Cash and investments at the parent company were $195 million as of September 30, 2024 compared to $742 million as of December 31, 2023. The Company purchased approximately 1.5 million shares for $500 million in the third quarter of 2024.
Days in claims payable at September 30, 2024 was 48.

Cash Flow
Operating cash flow for the nine months ended September 30, 2024 was $868 million, compared to $2,352 million for the nine months ended September 30, 2023. The decrease in cash flow for the period year-over-year was driven mainly by the net impact of timing differences in government receivables and payables, including Medicare and Medicaid prepayments, risk corridor settlement activity, and timing differences in receipts and payments of provider payables.

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
2024 Guidance
Premium revenue for the full year is unchanged and expected to be approximately $38 billion, an increase of approximately 17% from the full year 2023.
Adjusted earnings per diluted share for the full year is unchanged and expected to be at least $23.50, representing approximately 13% growth over the full year 2023. Continued strong performance due to Marketplace, operating leverage, and higher net investment income are expected to offset the higher-than-expected trend in Medicaid and Medicare in the second half of the year.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s third quarter results at 8:00 a.m. Eastern Time on Thursday, October 24, 2024. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 7014206. A telephonic replay of the conference call will be available through Thursday, October 31, 2024, by dialing (877) 344-7529 and entering confirmation number 5232318. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding our business and financial performance, 2024 guidance and long-term growth targets, expected headwinds during the second half of 2024, and management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2023, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended September 30, 2024, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All
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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
forward-looking statements in this release represent the Company’s judgment as of October 23, 2024, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$9,694	$8,240	$28,644	$24,167
Premium tax revenue	508	176	1,103	517
Investment income	118	112	341	280
Other revenue	20	20	63	60
Total revenue	10,340	8,548	30,151	25,024
Operating expenses:
Medical care costs	8,643	7,306	25,425	21,215
General and administrative expenses	676	608	2,078	1,817
Premium tax expenses	508	176	1,103	517
Depreciation and amortization	47	42	138	128
Other	(1)	57	80	90
Total operating expenses	9,873	8,189	28,824	23,767
Operating income	467	359	1,327	1,257
Interest expense	29	27	84	82
Income before income tax expense	438	332	1,243	1,175
Income tax expense	112	87	315	300
Net income	$326	$245	$928	$875

Net income per share – Diluted	$5.65	$4.21	$15.97	$15.08

Diluted weighted average shares outstanding	57.7	58.1	58.1	58.1

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,732	$4,848
Investments	4,482	4,259
Receivables	3,259	3,104
Prepaid expenses and other current assets	408	331
Total current assets	12,881	12,542
Property, equipment, and capitalized software, net	306	270
Goodwill and intangible assets, net	1,923	1,449
Restricted investments	289	261
Deferred income taxes, net	227	227
Other assets	132	143
Total assets	$15,758	$14,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,732	$4,204
Amounts due government agencies	2,026	2,294
Accounts payable, accrued liabilities and other	1,215	1,252
Deferred revenue	364	418
Total current liabilities	8,337	8,168
Long-term debt	2,332	2,180
Finance lease liabilities	197	205
Other long-term liabilities	122	124
Total liabilities	10,988	10,677
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 57 million shares at September 30, 2024, and 58 million at December 31, 2023	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	453	410
Accumulated other comprehensive loss	(9)	(82)
Retained earnings	4,326	3,887
Total stockholders’ equity	4,770	4,215
Total liabilities and stockholders’ equity	$15,758	$14,892

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2024	2023

	(In millions)
Operating activities:
Net income	$928	$875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138	128
Deferred income taxes	14	(33)
Share-based compensation	98	88
Other, net	8	3
Changes in operating assets and liabilities:
Receivables	(31)	(132)
Prepaid expenses and other current assets	(6)	(69)
Medical claims and benefits payable	65	611
Amounts due government agencies	(289)	377
Accounts payable, accrued liabilities and other	(33)	(137)
Deferred revenue	(53)	332
Income taxes	29	309
Net cash provided by operating activities	868	2,352
Investing activities:
Purchases of investments	(989)	(1,295)
Proceeds from sales and maturities of investments	871	670
Net cash paid in business combinations	(344)	(3)
Purchases of property, equipment, and capitalized software	(89)	(89)
Other, net	68	(2)
Net cash used in investing activities	(483)	(719)
Financing activities:
Common stock purchases	(500)	—
Proceeds from borrowings under credit facility	300	—
Repayment of credit facility	(150)	—
Common stock withheld to settle employee tax obligations	(57)	(60)
Other, net	(7)	(1)
Net cash used in financing activities	(414)	(61)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(29)	1,572
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,908	4,048
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,879	$5,620

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	September 30,	December 31,	September 30,
	2024	2023	2023
Ending Membership by Segment:
Medicaid	4,941,000	4,542,000	4,757,000
Medicare	247,000	172,000	173,000
Marketplace	410,000	281,000	276,000
Total	5,598,000	4,995,000	5,206,000

	Three Months Ended September 30,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$7,668	$730	90.5%	$6,711	$752	88.8%
Medicare	1,367	142	89.6	1,032	78	92.4
Marketplace	659	179	73.0	497	104	78.9
Consolidated	$9,694	$1,051	89.2%	$8,240	$934	88.7%

	Nine Months Ended September 30,
	2024			2023
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$22,538	$2,188	90.3%	$19,545	$2,242	88.5%
Medicare	4,250	522	87.7	3,122	317	89.8
Marketplace	1,856	509	72.6	1,500	393	73.8
Consolidated	$28,644	$3,219	88.8%	$24,167	$2,952	87.8%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended
	September 30,
	2024	2023

	Unaudited
Medical claims and benefits payable, beginning balance	$4,204	$3,528
Components of medical care costs related to:
Current year	26,050	21,573
Prior year	(625)	(358)
Total medical care costs	25,425	21,215
Payments for medical care costs related to:
Current year	22,172	18,228
Prior year	3,215	2,707
Total paid	25,387	20,935
Acquired balances, net of post-acquisition adjustments	463	96
Change in non-risk and other payables	27	331
Medical claims and benefits payable, ending balance	$4,732	$4,235

Days in Claims Payable (1)	48	51

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$326	$5.65	$245	$4.21	$928	$15.97	$875	$15.08
Adjustments:
Amortization of intangible assets	$21	$0.35	$20	$0.36	$62	$1.07	$63	$1.09
Acquisition-related expenses (1)	11	0.19	2	0.04	46	0.79	4	0.07
Other (2)	(4)	(0.07)	41	0.70	16	0.27	41	0.70
Subtotal, adjustments	28	0.47	63	1.10	124	2.13	108	1.86
Income tax effect	(7)	(0.11)	(14)	(0.26)	(30)	(0.51)	(25)	(0.44)
Adjustments, net of tax	21	0.36	49	0.84	94	1.62	83	1.42
Adjusted net income	$347	$6.01	$294	$5.05	$1,022	$17.59	$958	$16.50

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The nine months ended September 30, 2024 includes non-recurring litigation and one-time termination benefits. The nine months ended September 30, 2023, reflect a credit loss on 2022 Marketplace risk adjustment receivables due to the insolvency of an issuer in the Texas risk pool.
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Molina Healthcare, Inc. Reports Third Quarter 2024 Financial Results

October 23, 2024
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2024 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$1,250	$21.59
Adjustments:
Amortization of intangible assets	83	1.43
Acquisition-related expenses	49	0.86
Other	16	0.27
Subtotal, adjustments	148	2.56
Income tax effect (1)	(38)	(0.65)
Adjustments, net of tax	110	1.91
Adjusted net income	$1,360	$23.50

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 25.5%.
(2)Computations assume approximately 57.9 million diluted weighted average shares outstanding.
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